EXHIBIT 10.18

The RiceX Company and Kreglinger Europe

AGREEMENT ON EXCLUSIVE DISTRIBUTIONSHIP IN EUROPE

According to our previous verbal agreement we hereby confirm our appointment of KREGLINGER EUROPE N.V. and/or KREGLINGER BENELUX N.V. as the sole distributors in the “territory” for all products supplied by RICEX and made by RICEX or any toll-manufacturer contracted by RICEX. Kreglinger Europe also has the right and opportunity to market and sell all products on a non-exclusive basis outside the territory and North America.

The territory is defined as the UK and the Benelux States.

Any customers made by Kreglinger outside the agreed territory (North America excluded) Will be declared Kreglingers’ reserved customers for the duration of the agreement.

RICEX will provide all useful technical and commercial assistance to KREGLINGER and KREGLIINGER in return will keep RICEX informed on customer-information and update on the status of sales and developments and will not sell or promote other products that can be in competition with products from RICEX.

The term of this agreement is valid for a period of 2 years with automatic annual renewals unless either party cancels the agreement in writing 90 days prior to the anniversary date of the agreement.

[Confidential paragraph]

The goals of this agreement are to expand business opportunities into Europe for The RiceX Company and to expand the product line and sales for Kreglinger Europe. The measurement of success is based on new business developed and the number of working projects at food and nutrition companies. The “new business” target for the first year is based on initiating quality projects. The number of working projects should exceed 30 by the end of the first year. In order to make this a successful venture for both companies, The RiceX Company will commit to a minimum of two trips annually for the purpose of training, trade shows, and/or customer calls as needed by Kreglinger Europe.

In witness where of, the parties here to have caused this agreement to be executed, in duplicate, by their duly authorized representatives as to the date written below.

October 2002

KREGLINGER EUROPE

/s/ Wim ARNOUTS

RICEX

/s/ Daniel L. McPeak, Jr.